Exhibit 99.2

RECEIVED IN LAKE CHARLES, LA JUN 21, 2005 ROBERT H. SHEMWELL, CLERK WESTERN DISTRICT OF LOUISIANA

IN THE UNITED STATES DISTRICT COURT

FOR THE WESTERN DISTRICT OF LOUISIANA

US UNWIRED INC.,

LOUISIANA UNWIRED L.L.C.,

TEXAS UNWIRED, and GEORGIA PCS

MANAGEMENT L.L.C.,

Plaintiffs,

v.

SPRINT CORPORATION,

SPRINT SPECTRUM, L.P.,

WIRELESSCO, L.P.,

SPRINTCOM, INC., and

NEXTEL COMMUNICATIONS, INC.

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. CV05-1084 JUDGE MINALDI MAGISTRATE JUDGE WILSON

COMPLAINT FOR INJUNCTIVE RELIEF

Plaintiffs US Unwired Inc., Louisiana Unwired L.L.C., Texas Unwired and Georgia PCS Management L.L.C. (sometimes collectively referred to as “US Unwired” or “Plaintiffs”), by their attorneys and for their Complaint against defendants Sprint Corporation, Sprint Spectrum, L.P., WirelessCo, L.P., and SprintCom, Inc. (sometimes collectively referred to as “Sprint”), and Nextel Communications, Inc. (“Nextel”), state as follows:

INTRODUCTION AND NATURE OF THE ACTION

1. US Unwired brings this Complaint for preliminary and permanent injunctive relief to prevent Sprint from breaching long-term exclusive service area contracts at the heart of extensive relations between the parties. To extend its then-fledgling nationwide Personal Communications Services (“PCS”) network, Sprint induced US Unwired to become a Sprint “Affiliate” and to invest hundreds of millions of dollars to construct and operate Sprint-designed wireless communications networks in certain exclusive geographic areas (“Service Areas”) in the

South. In return for its investments and its promises to carry Sprint’s services throughout these Service Areas, US Unwired received Sprint’s promise that Sprint would not operate competing wireless networks in those Service Areas.

2. Now that Sprint has enjoyed the benefits of US Unwired’s investments, networks and affiliation, it proposes to flout its promise of exclusivity. Unless this Court intervenes, Sprint will shortly acquire by merger the assets of a rival wireless operator, Nextel, that has widespread operations in US Unwired’s Service Areas. Despite the contracts that prohibit Sprint from competing with US Unwired in its exclusive areas—contracts of which Nextel was fully aware at the time the merger was negotiated—Sprint and Nextel have taken no steps to divest or otherwise exclude Nextel’s competing assets from the merger. Indeed, Sprint and Nextel have proclaimed their intention to operate Nextel’s networks in competition with US Unwired’s. Therefore, immediately upon consummation of the merger, Sprint will violate its solemn promise not to compete with US Unwired.

3. Sprint’s contract breach will inflict irreparable injury on US Unwired. Sprint already has substantial control of US Unwired’s products, pricing, services, cash, and customer information. Once Sprint has acquired Nextel and operates Nextel’s network in competition with US Unwired, US Unwired will suffer the intolerable fate of having its ongoing business fortunes subject to the whims of a competitor. US Unwired will face huge obstacles in maintaining its market share and its goodwill, jeopardizing the entire value of more than $600 million it has invested in its network.

4. US Unwired has tried unsuccessfully to resolve this dispute through business channels and through the dispute resolution process spelled out in the parties’ agreements. Accordingly, to avoid the irreparable injury that will inevitably flow from the merger, US

Unwired has no recourse other than to enjoin Sprint from proceeding with the merger as currently structured. And for its intentional and tortious inducement of Sprint’s breach of its exclusivity obligations to US Unwired, Plaintiffs seek an award of damages against Nextel.

THE PARTIES

5. Plaintiff US Unwired is a corporation organized under the laws of the State of Louisiana, with its principal place of business located at 901 Lakeshore Drive, Lake Charles, Louisiana 70601. US Unwired holds ownership interests in several Sprint Affiliates, including plaintiffs Louisiana Unwired L.L.C. (“Louisiana Unwired”), Texas Unwired, and Georgia PCS Management L.L.C. (“Georgia PCS”). Through these Sprint Affiliates, US Unwired is authorized to market and sell wireless products and services under the “Sprint PCS” brand name.

6. Plaintiff Louisiana Unwired is a single-member limited liability company organized under the laws of the State of Louisiana, with its principal place of business located at 901 Lakeshore Drive, Lake Charles, Louisiana 70601. US Unwired is the sole member of Louisiana Unwired. Louisiana Unwired is a Sprint Affiliate responsible for the construction, operation, and maintenance of a wireless personal communications network in certain exclusive contractual territories in Louisiana, Texas, Arkansas, Mississippi, Alabama, and Florida. Louisiana Unwired’s network is part of Sprint’s nationwide wireless communications services network.

7. Plaintiff Texas Unwired is a general partnership organized under the laws of the State of Louisiana, with its principal place of business located at 901 Lakeshore Drive, Lake Charles, Louisiana 70601. US Unwired and Louisiana Unwired are the sole partners of Texas Unwired. Texas Unwired is a Sprint Affiliate responsible for the construction, operation, and maintenance of a wireless personal communications services network in certain exclusive contractual territories in Texas. Texas Unwired’s network is part of Sprint’s nationwide wireless personal communications services network.

8. Plaintiff Georgia PCS is a single-member limited liability company organized under the laws of Georgia, with its principal place of business located at 901 Lakeshore Drive, Lake Charles, Louisiana 70601. Louisiana Unwired is the sole member of Georgia PCS. Georgia PCS is a Sprint Affiliate responsible for the construction, operation, and maintenance of a wireless personal communications services network in certain exclusive contractual territories in Georgia. Georgia PCS’s network is part of Sprint’s nationwide wireless personal communications services network.

9. Defendant Sprint Corporation is a corporation organized under the laws of the State of Kansas and maintains headquarters in Overland Park, Kansas. Sprint Corporation is a global communications company. Each of the four contracts involved in this action prohibits Sprint Corporation from, among other things, owning, operating, building, or managing a wireless network in US Unwired’s exclusive Service Areas. In addition, US Unwired alleges, on information and belief, that Sprint Corporation has controlled, directed, authorized, and/or ratified the conduct of defendants Sprint Spectrum, L.P. (“Sprint Spectrum”), WirelessCo, L.P., (“WirelessCo”) and SprintCom, Inc. (“SprintCom”) complained of in this Complaint. US Unwired further alleges, on information and belief, that Sprint Corporation will control, direct, authorize, and/or ratify the conduct of Sprint Nextel, as well as the current Nextel subsidiaries that will become subsidiaries of Sprint Nextel, after the consummation of the proposed merger.

10. Defendants Sprint Spectrum and WirelessCo are Delaware limited partnerships headquartered in Overland Park, Kansas and are affiliated with, and related parties of, Sprint Corporation. Sprint Spectrum and WirelessCo hold and exercise, directly or indirectly, control over Sprint licenses to operate wireless personal communications services networks across the United States, including licenses for the wireless networks owned and operated by US Unwired, and perform other functions in the operation of Sprint.

11. Defendant SprintCom is a Kansas corporation headquartered in Overland Park, Kansas and affiliated with Sprint Corporation. SprintCom holds and exercises, directly or indirectly, control over Sprint licenses to operate wireless personal communications services networks across the United States, including the licenses for the wireless networks owned and operated by US Unwired.

12. Defendant Nextel is a Delaware corporation headquartered in Reston, Virginia. Nextel is one of the United States’ leading providers of wireless communication services.

JURISDICTION AND VENUE

13. This Court has subject matter jurisdiction over this action pursuant to 28 U.S.C. § 1332. This action is between citizens of different States, and the amount in controversy exceeds the sum of $75,000, exclusive of interests and costs.

14. Venue is proper in this District pursuant to 28 U.S.C. § 1391(a) and (c).

FACTUAL BACKGROUND

The Sprint PCS Network and

Sprint’s Affiliate Program

15. In the 1990s, Sprint obtained licenses from the FCC for the purpose of establishing a nationwide personal communications services network, the “Sprint PCS Network,” to provide seamless, integrated voice and data services to customers using wireless technology. The licenses authorized Sprint to use certain bands or blocks of frequencies of the electromagnetic spectrum for the transmission of voice and data throughout the United States.

16. As a condition of obtaining the licenses, the FCC required Sprint to construct a certain percentage of its nationwide wireless services network within five years. Sprint lacked the capital and resources to quickly construct and operate that network. Sprint therefore conceived a strategy by which it would construct and operate its own network in the higher-volume urban areas, and separately to contract with third parties to construct, operate, manage, and maintain portions of the Sprint PCS Network in the lower-density, rural areas. These third parties were and are referred to by Sprint as “Affiliates.” In short, Sprint’s strategy sought to obtain a national network build-out more quickly than Sprint could have achieved alone, while simultaneously transferring most of the financial and business risks for that network onto the third-party Affiliates. The Affiliates’ investments in rural networks also afforded Sprint the competitive advantage of offering seamless nationwide coverage to Sprint’s own urban customers as they traveled.

17. Sprint divided the United States into “Service Area Networks.” In each designated Service Area Network not serviced by Sprint, a Sprint Affiliate was delegated exclusive responsibility for constructing, operating and maintaining the Sprint network. In return, the Affiliate obtained, among other things, the exclusive right to provide personal communications services under the “Sprint PCS” brand name and Sprint’s promise not to compete with the Affiliate in the Service Area.

18. Beginning in June 1998, US Unwired, through its subsidiaries, entered into a series of contracts with Sprint (the “Agreements”), through which US Unwired ultimately became responsible for Service Area Networks in 48 markets, covering a 179,000 square mile area that includes large swathes of Louisiana, Mississippi, Alabama, and Texas, as well as portions of Arkansas, Florida, Georgia, Oklahoma, and Tennessee. US Unwired currently serves over 500,000 Sprint PCS customers in those areas.

19. In June 1998, US Unwired entered into its first Sprint PCS Management Agreement with Sprint. This contract, between Louisiana Unwired, Sprint Spectrum, and SprintCom (“1998 Louisiana Unwired Agreement”), covers a Service Area comprising eleven markets in Louisiana. The 1998 Louisiana Unwired Agreement has an initial term of 20 years, with possible renewal terms totaling up to 30 more years. The 1998 Louisiana Unwired Agreement is attached hereto as Exhibit A.

20. In February 1999, Louisiana Unwired executed a second Sprint PCS Management Agreement with Sprint Spectrum and SprintCom (“1999 Louisiana Unwired Agreement”). This agreement covered a Service Area comprising 23 additional Louisiana markets. The 1999 Louisiana Unwired Agreement has an initial term of 20 years, with possible renewal terms totaling up to 30 more years. The 1999 Louisiana Unwired Agreement is attached hereto as Exhibit B.

21. Effective January 2000, Texas Unwired executed a Sprint PCS Management Agreement with Sprint Spectrum and SprintCom (“Texas Unwired Agreement”). This agreement covered a Service Area comprising two markets in Texas. The Texas Unwired Agreement has an initial term of 20 years, with possible renewal terms totaling up to 30 more years. The Texas Unwired Agreement is attached hereto as Exhibit C.

22. Effective June 1998, Georgia PCS executed a Sprint PCS Management Agreement with Sprint Spectrum and SprintCom (“Georgia PCS Agreement”). This agreement covered a Service Area comprising seven markets in Georgia. The Georgia PCS Agreement has an initial term of 20 years, with possible renewal terms totaling up to 30 more years. The Georgia PCS Agreement is attached hereto as Exhibit D. US Unwired acquired Georgia PCS in March 2002.

23. Each of the four Agreements grants the respective US Unwired entities an exclusive right to offer Sprint PCS wireless services in the Service Areas. Each of the Agreements contains a provision stating:

Manager [US Unwired-related entity] will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will own, operate, build or manage another wireless mobility communications network in the Service Area so long as this agreement remains in full force and effect . . .

(See, e.g., Ex. A: 1998 Louisiana Unwired Agreement § 2.3 (emphasis added).)

24. The Agreements’ exclusivity provisions (Sections 2.3) are binding not only on Sprint Spectrum and SprintCom, but also on Sprint Corporation and WirelessCo. Each of the Contracts contains the following definition:

“Related Party” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person. . . . For purposes of this definition, the term “controls” (including its correlative meanings “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(See, e.g., Ex. A: 1998 Louisiana Unwired Agreement Schedule of Definitions at 8.) Under this definition, Sprint Corporation and WirelessCo are Related Parties, and as such are bound by the Agreements’ exclusivity provisions.

US Unwired Performed

Its End of the Bargain

25. In 1998, US Unwired began the build-out of the Sprint network in its Service Areas. US Unwired has continued that build-out over the years. As of 2000, US Unwired had raised approximately $600 million of debt and equity capital to construct a wireless communications network that meets Sprint’s detailed technical specifications.

26. Prior to its acquisition by US Unwired, Georgia PCS had substantially completed its build-out of the Sprint network in its Service Area. US Unwired purchased Georgia PCS in a transaction valued at approximately $90.4 million. Georgia PCS’s network was also constructed according to Sprint’s detailed technical specifications.

27. As required by its Agreements, US Unwired extensively marketed and promoted Sprint products and services in its Service Areas. Currently, US Unwired operates approximately 37 retail outlets and kiosks under the Sprint PCS trademark. As a result of these marketing efforts, the number of Sprint customers in US Unwired’s Service Areas has increased significantly, and US Unwired now services over 500,000 Sprint customers in its exclusive Service Areas. Furthermore, US Unwired has built up substantial goodwill in its Service Areas that is critical to its operations and business success.

Sprint’s Intended Merger

With Nextel

28. On December 15, 2004, Sprint announced that it intends to merge with Nextel in the latter half of 2005. As a result of the merger and the fact that Nextel will be a wholly owned subsidiary of Sprint, Sprint Nextel indirectly will own that 32% of Nextel Partners and effectively control Nextel Partners. The merged company will derive more than 80% of its revenues from wireless services.

29. Nextel’s wholly owned subsidiaries will survive as wholly owned subsidiaries of Sprint Nextel. Moreover, Nextel currently owns 32% of the outstanding stock in Nextel Partners, Inc. (“Nextel Partners”), which operates under the Nextel brand name and provides wireless communications services on its own networks in mid-sized and smaller markets throughout the United States. Upon consummation of the merger, Sprint or Sprint Nextel will acquire Nextel’s current 32% interest in Nextel Partners.

30. Nextel and Nextel Partners operate nationwide, serving 297 of the top 300 U.S. markets. Nextel and Nextel Partners’ coverage overlaps significantly with US Unwired’s Service Areas. There is at least an 86% overlap of Nextel and Nextel Partners’ communications networks with US Unwired’s network coverage areas. Nextel’s communications network has a 24% overlap with US Unwired and Nextel Partners’ communications network has a 62% overlap with US Unwired.

Sprint’s Breach of Its

Exclusivity Obligations in the 1998 Louisiana Contract

31. Upon consummation of the merger, Sprint Nextel immediately and seamlessly will operate Nextel and Nextel Partners’ existing networks. Sprint Nextel’s operation of those networks will include operations in the exclusive Service Areas covered by the 1998 Louisiana Agreement. Indeed, in an Application for Transfer of Control to the FCC (“Application”), jointly filed on February 8, 2005, Sprint and Nextel made clear that the new Sprint Nextel would operate the former Nextel network after the merger:

•	“[Sprint Nextel] will operate the iDEN network to serve customers whose needs are most economically and efficiently met on a voice and narrowband data network,” and it will use its CDMA network to service “customers desiring or requiring high-speed data and other broadband features.” (Application at 6 n.6.)

•	“The new company’s robust wireless CMRS network will include operations on Nextel’s nationwide 800 MHz and 900 MHz iDEN and Sprint’s 1.9 GHz CDMA networks, including Sprint’s ongoing nationwide deployment of CDMA 1xEV-DO technology. Following the merger, the Applicants plan to operate both the iDEN and CDMA networks, allowing consumers to capitalize on the respective strengths and features of each network.” (Application at 23.)

•	“Following the proposed transaction, Sprint Nextel will operate both the CDMA and iDEN networks, and prospective customers who visit Sprint Nextel retailers after the merger will be able to ascertain which network and functionalities most efficiently, effectively, and economically address their needs.” (Application at 25.)

32. Sprint’s operation of any wireless communications network, at any frequency, in US Unwired’s exclusive Service Areas constitutes a definitive breach of the 1998 Louisiana Unwired Agreement. Under that Agreement, owning, operating, building, or managing any wireless mobility communications network violates the Agreement’s exclusivity provision.

33. The 1998 Louisiana Agreement expressly states that a breach of the exclusivity provision would cause irreparable harm to US Unwired and that injunctive relief is the appropriate remedy to prevent such a breach:

Each party agrees with the other party that the party would be irreparably damaged if any of the provisions of this agreement were not performed in accordance with their specific terms and that monetary damages alone would not provide an adequate remedy. Accordingly, in addition to any other remedy to which the non-breaching party may be entitled, at law or in equity, the non-breaching party will be entitled to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions of this agreement.

(Ex. A: 1998 Louisiana Unwired Agreement § 17.6.)

34. In a communication with its investors, Sprint essentially admits that the merger as proposed will result in a breach of its exclusivity agreements with US Unwired and the other Affiliates:

Sprint is subject to exclusivity provisions and other restrictions under its arrangements with the Sprint PCS Affiliates. . . . All of these arrangements restrict Sprint’s and its affiliates’ ability to own, operate, build or manage wireless communication networks or to sell Sprint’s wireless services within specified geographic areas. Continued compliance with those restrictions may limit Sprint Nextel’s ability to achieve synergies and fully integrate the operations of Sprint and Nextel, which could have a negative impact on Sprint Nextel’s results of operations. Three of the Sprint PCS Affiliates have arrangements that do not expressly define the network covered by the exclusivity agreements and as a result these Sprint PCS Affiliates might contend that Sprint Nextel would be in breach of these provisions upon completion of the merger. Although Sprint may from time to time engage in discussions with Sprint PCS Affiliates regarding these matters, there is no assurance that these arrangements can be renegotiated with them on favorable terms or that waivers of the restrictions under those arrangements can be obtained.

(Sprint Proxy Statement at 33, emphasis added.)

35. US Unwired has attempted to resolve this dispute with Sprint through business negotiations. US Unwired even attempted to invoke the parties’ formal dispute resolution procedures under their Agreements, but Sprint refused to participate. Sprint repeatedly has stated publicly and privately that it will not address the Affiliates’ exclusivity rights until after the merger is consummated.

Sprint’s Breach of its Exclusivity Obligations in the 1999 Louisiana

Agreement, the Texas Unwired Agreement, and the Georgia PCS Agreement.

36. Unlike the 1998 Louisiana Unwired Agreement, the 1999 Louisiana Unwired Agreement, the Texas Unwired Agreement and the Georgia PCS Agreement define and limit the scope of what constitutes a “wireless mobility communications network,” the operation of which would breach the contracts’ exclusivity provisions. Those contracts define this term to mean “a radio communications system operating in the 1900 MHz spectrum range.” (See, e.g., Ex. B: 1999 Louisiana Unwired Agreement, Schedule of Definitions at 14.)

37. Following consummation of the merger, Sprint intends to own, build, operate and manage a wireless communications network in the 1900 MHz range within the exclusive Service Areas. Sprint’s ownership, building, operation or management of a wireless communications network in the 1900 MHz range will breach the exclusivity provisions of the 1999 Louisiana Unwired Agreement, the Texas Unwired Agreement and the Georgia PCS Agreement.

38. Breach of the exclusivity provisions in the 1999 Louisiana Unwired Agreement, the Texas Unwired Agreement and the Georgia PCS Agreement will cause irreparable injury to US Unwired. Like the 1998 Louisiana Agreement, each of the other Agreements also states that breach of their provisions constitute irreparable injury and that an injunction is the appropriate remedy to prevent a breach.

COUNT I

(on behalf of US Unwired and Louisiana Unwired)

AGAINST SPRINT CORPORATION, SPRINT SPECTRUM, L.P.,

WIRELESSCO, L.P., AND SPRINTCOM, INC. FOR

ANTICIPATORY BREACH OF EXCLUSIVITY PROVISION

—THE 1998 LOUISIANA UNWIRED AGREEMENT

39. US Unwired incorporates and re-alleges paragraphs 1-38 as if fully set forth herein.

40. The 1998 Louisiana Unwired Agreement is a valid, binding, and enforceable contract.

41. The exclusivity provision set forth in 1998 Louisiana Unwired Agreement Section 2.3 is clear, definite, and certain.

42. US Unwired and Louisiana Unwired have fully performed their obligations under the 1998 Louisiana Unwired Agreement, including, but not limited to, investing millions of dollars in building a wireless infrastructure, as well as advertising and promoting Sprint products and services. US Unwired and Louisiana Unwired stand ready, willing and able to continue to perform their obligations.

43. Sprint has demonstrated, by its words and conduct, a definite and unequivocal intention to violate the exclusivity provision. Specifically, it has expressed that it intends to own, operate, build, and/or maintain other wireless mobility communications networks in the Service Area upon consummation of the Sprint-Nextel merger. Sprint has no plans to discontinue that service.

44. The exclusivity provision is a material term of the 1998 Louisiana Unwired Agreement, such that a breach thereof constitutes a material breach.

45. If Sprint were to violate the exclusivity provision, US Unwired would be irreparably harmed.

46. The balance of harms strongly supports issuance of an injunction because US Unwired’s entire business is threatened, whereas Sprint need make only minor modifications to its merger agreement to avoid the harm to US Unwired.

47. Issuance of an injunction would promote the public interest in enforcement of solemn contractual undertakings.

COUNT II

(on behalf of US Unwired and Louisiana Unwired)

AGAINST SPRINT CORPORATION, SPRINT SPECTRUM, L.P.,

WIRELESSCO, L.P., AND SPRINTCOM, INC. FOR

ANTICIPATORY BREACH OF EXCLUSIVITY PROVISION

—THE 1999 LOUISIANA UNWIRED AGREEMENT

48. US Unwired incorporates and re-alleges paragraphs 1-47 as if fully set forth herein.

49. The 1999 Louisiana Unwired Agreement is a valid, binding, and enforceable contract.

50. The exclusivity provision set forth in 1999 Louisiana Unwired Agreement Section 2.3 is clear, definite, and certain.

51. US Unwired and Louisiana Unwired have fully performed their obligations under the 1999 Louisiana Unwired Agreement, including, but not limited to, investing millions of dollars in building a wireless infrastructure, as well as advertising and promoting Sprint products and services. US Unwired and Louisiana Unwired stand ready, willing and able to continue to perform their obligations.

52. Sprint has demonstrated, by its words and conduct, a definite and unequivocal intention to violate the exclusivity provision. Specifically, it has expressed that it intends to own, operate, build, and/or maintain other wireless mobility communications networks in the Service Area after the Sprint-Nextel merger is complete. Sprint has no plans to discontinue that service.

53. The exclusivity provision is a material term of the 1999 Louisiana Unwired Agreement, such that a breach thereof constitutes a material breach.

54. If Sprint were to violate the exclusivity provision, US Unwired would be irreparably harmed.

55. The balance of harms strongly supports issuance of an injunction because US Unwired’s entire business is threatened, whereas Sprint need make only minor modifications to its merger agreement to avoid the harm to US Unwired.

56. Issuance of an injunction would promote the public interest in enforcement of solemn contractual undertakings.

COUNT III

(on behalf of US Unwired and Texas Unwired)

AGAINST SPRINT CORPORATION, SPRINT SPECTRUM, L.P.,

WIRELESSCO, L.P., AND SPRINTCOM, INC. FOR

ANTICIPATORY BREACH OF EXCLUSIVITY PROVISION

—THE TEXAS UNWIRED AGREEMENT

57. US Unwired incorporates and re-alleges paragraphs 1-56 as if fully set forth herein.

58. The Texas Unwired Agreement is a valid, binding, and enforceable contract.

59. The exclusivity provision set forth in the Texas Unwired Agreement Section 2.3 is clear, definite, and certain.

60. US Unwired and Texas Unwired have fully performed their obligations under the Texas Unwired Agreement, including, but not limited to, investing millions of dollars in building a wireless infrastructure, as well as advertising and promoting Sprint products and services. US Unwired and Texas Unwired stand ready, willing and able to continue to perform their obligations.

61. Sprint has demonstrated, by its words and conduct, a clear and definite intention to violate the exclusivity provision. Specifically, it has expressed that it intends to own, operate, build, and/or maintain other wireless mobility communications networks in the designated Service Area after the Sprint-Nextel merger is complete. Sprint has no plans to discontinue that service.

62. The exclusivity provision is a material term of the Texas Unwired Agreement, such that a breach thereof constitutes a material breach.

63. If Sprint were to violate the exclusivity provision, US Unwired would be irreparably harmed.

64. The balance of harms strongly supports issuance of an injunction because US Unwired’s entire business is threatened, whereas Sprint need make only minor modifications to its merger agreement to avoid the harm to US Unwired.

65. Issuance of an injunction would promote the public interest in enforcement of solemn contractual undertakings.

COUNT IV

(on behalf of US Unwired and Georgia PCS)

AGAINST SPRINT CORPORATION, SPRINT SPECTRUM, L.P.,

WIRELESSCO, L.P., AND SPRINTCOM, INC. FOR

ANTICIPATORY BREACH OF EXCLUSIVITY PROVISION

—THE GEORGIA PCS AGREEMENT

66. US Unwired incorporates and re-alleges paragraphs 1-65 as if fully set forth herein.

67. The Georgia PCS Agreement is a valid, binding, and enforceable contract.

68. The exclusivity provision set forth in the Georgia PCS Agreement Section 2.3 is clear, definite, and certain.

69. US Unwired and Georgia PCS have fully performed their obligations under the Georgia PCS Agreement, including, but not limited to, investing millions of dollars in building a wireless infrastructure, as well as advertising and promoting Sprint products and services. US Unwired and Georgia PCS stand ready, willing and able to continue to perform their obligations.

70. Sprint has demonstrated, by its words and conduct, a definite and unequivocal intention to violate the exclusivity provision. Specifically, it has expressed that it intends to own, operate, build, and/or maintain other wireless mobility communications networks in the designated Service Area after the Sprint-Nextel merger is complete. Sprint has no plans to discontinue that service.

71. The exclusivity provision is a material term of the Georgia PCS Agreement, such that a breach thereof constitutes a material breach.

72. If Sprint were to violate the exclusivity provision, US Unwired would be irreparably harmed.

73. The balance of harms strongly supports issuance of an injunction because US Unwired’s entire business is threatened, whereas Sprint need make only minor modifications to its merger agreement to avoid the harm to US Unwired.

74. Issuance of an injunction would promote the public interest in the enforcement of solemn contractual undertakings.

COUNT V

(on behalf of all Plaintiffs)

AGAINST NEXTEL COMMUNICATIONS, INC. FOR

TORTIOUS INTERFERENCE WITH CONTRACT

75. US Unwired incorporates and re-alleges paragraphs 1-74 as if fully set forth herein.

76. When Nextel negotiated with Sprint toward a merger, there existed a number of contracts between Sprint and Plaintiffs, including the 1998 Louisiana Unwired Agreement, the 1999 Louisiana Unwired Agreement, the Texas Unwired Agreement, and the Georgia PCS Agreement.

77. On information and belief, throughout the negotiations between Sprint and Nextel, Nextel has known of the existence of Sprint’s contracts with US Unwired. Specifically, it knew that the Agreements prohibit Sprint from owning, operating, building, or managing a wireless communications network in US Unwired’s Service Areas.

78. On information and belief, Nextel knew that consummation of the merger under the terms proposed by Sprint and Nextel, and endorsed by Nextel, would induce or cause Sprint to breach and repudiate the Agreements.

79. Nextel was not justified in inducing or causing Sprint to breach and repudiate the Agreements.

80. Sprint’s breach of the Agreements has damaged Plaintiffs in an amount to be determined at trial.

WHEREFORE, US Unwired, Louisiana Unwired, Texas Unwired, and Georgia PCS pray for relief and judgment:

A. Preliminarily and permanently enjoining Sprint Corporation from consummating its merger with Nextel unless and until the terms of the merger are changed to exclude wireless mobility communication networks of Nextel and Nextel Partners that are owned, built, operated, or managed in Plaintiffs’ Service Areas;

B. Preliminarily and permanently enjoining Sprint Corporation and its related parties from otherwise owning, operating, building or managing the wireless communications networks of Nextel and Nextel Partners in Plaintiffs’ Service Areas;

C. Preliminarily and permanently enjoining Sprint Corporation, Sprint Spectrum, SprintCom and WirelessCo from breaching the Agreements with US Unwired and specifically enforcing those Agreements;

D. Assessing damages against Nextel Communications in an amount to be determined at trial and permanently enjoining Nextel Communications from interfering with Plaintiffs’ Agreements;

E. Awarding US Unwired attorneys’ fees and costs associated with this action to the extent permitted by law; and

F. Awarding any such other and further relief as may be just and proper.

Dated: June 21, 2005	Respectfully submitted,

US UNWIRED INC.
LOUISIANA UNWIRED, L.L.C.
TEXAS UNWIRED
GEORGIA PCS MANAGEMENT, L.L.C.

	By:	/s/ John S. Bradford
One of their attorneys

Emmett C. Sole, La. Bar #12250

John S. Bradford, La. Bar #03369

STOCKWELL, SIEVERT, VICCELLIO,

CLEMENTS & SHADDOCK, LLP

One Lakeside Plaza

Lake Charles, LA 70601

Tel.: (337) 436-9461

Fax: (337) 493-7210

OF COUNSEL:

Chester T. Kamin

Jeffrey A. Koppy

Thomas P. Monroe

JENNER & BLOCK LLP

One IBM Plaza

Chicago, IL 60611

Tel: (312) 923-2795

Fax: (312) 527-0484